Exhibit 5.1

DLA Piper LLP (US)
4365 Executive Drive, Suite 1100
San Diego, California 92121-2133

January 7, 2020

Palomar Holdings, Inc.

7979 Ivanhoe Avenue, Suite 500

La Jolla, California 92037

Re:  Registration Statement on Form S-1

Ladies and Gentlemen:

We are acting as counsel to Palomar Holdings, Inc., a Delaware corporation (the “Company”), in connection with the proposed registration by the Company of 5,750,000 shares (the “Shares”) of its common stock, par value $0.0001 per share (the “Common Stock”), including 750,000 shares of Common Stock to be issued by the Company (the “Company Shares”) and 5,000,000 shares of Common Stock (including up to 750,000 shares of Common Stock pursuant to an overallotment option granted to the underwriters) to be sold by the selling stockholders (the “Selling Stockholder Shares”) identified in the Company’s Registration Statement on Form S-1, originally filed with the Securities and Exchange Commission (the “Commission”) January 7, 2020, under the Securities Act of 1933, as amended (the “Act”) (such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”).

This opinion is being furnished in accordance with the requirements of Item 16(a) of Form S-1 and Item 601(b)(5)(i) of Regulation S-K.

In connection with this opinion, we have reviewed and relied upon the Registration Statement, the Company’s charter documents, as amended and restated to date, records of the Company’s corporate proceedings in connection with the offering, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion.  With respect to the foregoing documents, we have assumed the authenticity of all records, documents, and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents, and instruments submitted to us as copies.  We have also obtained from officers of the Company certificates as to certain factual matters and, insofar as this opinion is based on matters of fact, we have relied on such certificates without independent investigation.

We express no opinion concerning any law other than the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting the foregoing) and the federal law of the United States of America.

Based upon and subject to the foregoing qualifications, assumptions and limitations, we are of the opinion that (a) following (i) execution and delivery by the Company and the selling stockholders of the Underwriting Agreement, (ii) effectiveness of the Registration Statement, (iii) issuance and sale of the Company Shares pursuant to the terms of the Underwriting Agreement, and (iv) receipt by the Company of the consideration for the Company Shares specified in the resolutions of the Board of Directors and the Pricing Committee of the Board of Directors, the Company Shares will be validly issued, fully paid and nonassesssable and (b) the Selling Stockholder Shares have been duly authorized and validly issued and are fully-paid and non-assessable.

We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Registration Statement.  In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K.

We disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinion expressed herein after the effective date of the Registration Statement.  Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Shares, or the Registration Statement.

Very truly yours,

/s/ DLA Piper LLP (US)

DLA Piper LLP (US)